Exhibit 99

Colgate Announces 2nd Quarter 2018 Results

NEW YORK--(BUSINESS WIRE)--July 27, 2018--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,886 million in second quarter 2018, an increase of 1.5% versus second quarter 2017. Global unit volume increased 1.5%, and pricing and foreign exchange were even with the year ago period. The previously disclosed professional skin care acquisitions contributed 1.0% to Net sales and unit volume growth in the quarter. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) increased 0.5%.

Net income and Diluted earnings per share in second quarter 2018 were $637 million and $0.73, respectively. Net income in second quarter 2018 included $51 million ($0.06 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program and a $15 million ($0.02 per diluted share) benefit from a previously disclosed foreign tax matter.

Net income and Diluted earnings per share in second quarter 2017 were $524 million and $0.59, respectively. Net income in second quarter 2017 included $115 million ($0.13 per diluted share) of aftertax charges resulting from the Global Growth and Efficiency Program.

Excluding charges resulting from the Global Growth and Efficiency Program in both periods and the benefit from a foreign tax matter in 2018, Net income in second quarter 2018 was $673 million, an increase of 5% versus second quarter 2017, and Diluted earnings per share in second quarter 2018 was $0.77, an increase of 7% versus second quarter 2017.

Gross profit margin was 59.2% in second quarter 2018 versus 60.1% in second quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Gross profit margin was 59.3% in second quarter 2018, a decrease of 140 basis points versus the year ago quarter as higher raw and packaging material costs were partially offset by cost savings from the Company’s funding-the-growth initiatives.

Selling, general and administrative expenses were 33.5% of Net sales in second quarter 2018 versus 34.2% of Net sales in second quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Selling, general and administrative expenses decreased by 60 basis points to 33.2% of Net sales in second quarter 2018 as a result of lower overhead expenses as a percentage of Net sales. Worldwide advertising investment increased 1% to $403 million versus $399 million in the year ago quarter.

Operating profit increased to $946 million in second quarter 2018 compared to $878 million in second quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit was $1,004 million in second quarter 2018, a decrease of 1% versus second quarter 2017. Operating profit margin was 24.3% in second quarter 2018 versus 22.9% in second quarter 2017. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Operating profit margin was 25.8% in second quarter 2018, a decrease of 80 basis points versus the year ago quarter. This decrease in Operating profit margin was due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales.

Net cash provided by operations year to date was $1,297 million compared to $1,305 million in the comparable 2017 period. Working capital as a percentage of Net sales was negative 2.1% compared to negative 3.9% in the year ago period.

Ian Cook, Chairman and Chief Executive Officer, commented on the second quarter results, “The second quarter was another challenging one with category growth rates remaining soft in many markets around the world and recent unfavorable movements in foreign exchange. Net sales grew 1.5% and organic sales grew 0.5%, below our expectations, due to unit volume declines in emerging markets and flat pricing worldwide.

“Advertising investment increased in absolute dollars versus second quarter 2017 and we continue to plan for increased advertising investment, both absolutely and as a percent to sales, for the full year in support of new products, our base businesses and longer-term consumption-building activities.

“Colgate’s leadership of the global toothpaste market continued during the quarter with our global market share at 42.1% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category at 32.3% year to date.”

Mr. Cook continued, “As we look ahead, while uncertainty in global markets and category growth worldwide remain challenging, we are maintaining our heightened focus on brand building and increased productivity while accelerating our change efforts. Based on current spot rates, we expect a low-single-digit net sales increase and low-single-digit organic sales growth in 2018, with sequential improvement in organic sales growth in the balance of the year.

“On a GAAP basis, based on current spot rates and including the impact of the Global Growth and Efficiency Program, we expect gross margin for the year to be even with 2017 and expect double-digit earnings per share growth versus 2017.

“Excluding charges resulting from the Global Growth and Efficiency Program, the one-time charge related to U.S. tax reform in 2017 and the benefit from a foreign tax matter in 2018, based on current spot rates, we are planning for a year of increased operating cash flow, modestly lower gross margin, increased advertising investment and mid-single-digit earnings per share growth versus 2017.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on second quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for second quarter 2018 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (21% of Company Sales)

North America Net sales increased 8.0% in second quarter 2018. Unit volume increased 7.0%, pricing increased 0.5% and foreign exchange was positive 0.5%. The previously disclosed professional skin care acquisitions contributed 5.5% to Net sales and unit volume growth. Organic sales and organic unit volume for North America increased 2.0% and 1.5%, respectively.

Operating profit in North America increased 4% in second quarter 2018 to $264 million, while as a percentage of Net sales it decreased 140 basis points to 32.0%. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit, an increase in Selling, general and administrative expenses and an increase in Other (income) expense, net, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses, partially offset by decreased advertising investment. This increase in Other (income) expense, net was primarily due to the amortization of intangible assets resulting from the professional skin care acquisitions.

In the U.S., Colgate maintained its leadership in the toothpaste category during the quarter with its market share at 34.9% year to date. Successful products include Colgate Optic White Stain Fighter, Colgate Optic White Stain-Less White and Tom’s of Maine toothpastes. In manual toothbrushes, Colgate widened its brand market leadership in the U.S. with its market share in that category at 41.9% year to date, supported by the success of Colgate Total 360° Advanced Optic White and Colgate Gum Health manual toothbrushes.

Products succeeding in other categories include Softsoap Hydra Bliss body wash and liquid hand soap, Irish Spring Non-Stop Fresh body wash, Fabuloso Complete liquid cleaner and Suavitel Complete fabric conditioner.

Latin America (24% of Company Sales)

Latin America Net sales decreased 7.0% in second quarter 2018. Unit volume decreased 1.0%, pricing decreased 0.5% and foreign exchange was negative 5.5%. Excluding the impact of the truckers’ strike in Brazil, Latin America unit volume would have increased in the quarter. Volume declines in Central America were partially offset by volume gains in the Southern Cone region. Organic sales for Latin America decreased 1.5%.

Operating profit in Latin America decreased 15% in second quarter 2018 to $262 million, or 270 basis points to 28.1% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses.

Colgate maintained its toothpaste leadership in Latin America during the quarter, with market share gains in Brazil, Peru, Costa Rica, Chile, Guatemala and Panama. Products succeeding in oral care in the region include Colgate Total 12 Salud Visible, Colgate Luminous White XD Shine, Colgate Triple Action Xtra Freshness and Colgate Kids toothpastes. Colgate’s leadership in the manual toothbrush category continued throughout the region, supported by the success of Colgate 360° Advanced Total 12 and Colgate Pro Cuidado manual toothbrushes.

Products succeeding in other categories include Colgate Total 12 mouthwash, Protex Pro-Hidrata, Palmolive Natural Secrets and Palmolive Neutro Balance shower gels and bar soaps, Suavitel Complete fabric conditioner and Fabuloso Complete liquid cleaner.

Europe (16% of Company Sales)

Europe Net sales increased 6.0% in second quarter 2018. Unit volume increased 2.5%, pricing decreased 3.5% and foreign exchange was positive 7.0%. Volume gains were led by France, the United Kingdom and Italy. Organic sales for Europe decreased 1.0%.

Operating profit in Europe increased 7% in second quarter 2018 to $156 million or 20 basis points to 25.2% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses and a decrease in Other (income) expense, net, partially offset by a decrease in Gross profit, all as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, partially offset by higher overhead expenses.

Colgate maintained its toothpaste leadership in Europe during the quarter, with toothpaste market share gains in France, Germany, Italy, Greece, Denmark and Sweden. Products succeeding in oral care include Colgate Max White Expert Complete, Colgate Natural Extracts and meridol Parodont Expert toothpastes and Colgate 360° Advanced Whole Mouth Health and Colgate 360° Advanced Max White Expert White manual toothbrushes.

Products succeeding in other categories include Colgate Plax mouthwash, Sanex Zero% shower gel, deodorant and body lotion, Sanex Dermo shower gel, Palmolive Aroma Sensations shower gel, Palmolive Handwash + Lotion liquid hand soap, Ajax Boost liquid cleaner and Soupline Parfum Supreme fabric conditioner.

Asia Pacific (18% of Company Sales)

Asia Pacific Net sales increased 1.5% during second quarter 2018. Unit volume decreased 1.0%, pricing increased 1.0% and foreign exchange was positive 1.5%. Volume declines in the Greater China region were partially offset by volume gains in India and the Philippines. Organic sales for Asia Pacific were even with the year ago period.

Operating profit in Asia Pacific decreased 1% in second quarter 2018 to $203 million, or 100 basis points to 30.1% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses, partially offset by decreased advertising investment.

Colgate maintained its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in the Philippines. Products succeeding in the region include Colgate Naturals, Colgate Swarna Vedshakti, Colgate MaxFresh and elmex Sensitive toothpastes.

Products succeeding in other categories include Colgate Slim Soft Advanced, Colgate Slim Soft Micro Silky and Colgate Slim Soft Flex Clean manual toothbrushes, Protex Thai Therapy bar soap, Colgate Plax mouthwash, Palmolive Luminous Oils shower gel, and Softlan Aroma Therapy fabric conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 1.0% during second quarter 2018. Unit volume increased 2.0%, pricing increased 1.0% and foreign exchange was negative 2.0%. Volume gains were led by the Sub-Saharan region and South Africa. Organic sales for Africa/Eurasia increased 3.0%.

Operating profit in Africa/Eurasia decreased 7% in second quarter 2018 to $42 million, or 140 basis points to 17.3% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was primarily due to lower overhead expenses.

Colgate maintained its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Saudi Arabia, United Arab Emirates, Kenya, Kuwait, Morocco and Qatar. Successful products contributing to sales in the region include Colgate Ancient Secrets, Colgate Natural Extracts, Colgate Optic White Expert White and Colgate Maximum Cavity Protection toothpastes, Colgate 360° Advanced Whole Mouth Clean and Colgate Slim Soft Advanced manual toothbrushes, Palmolive Gourmet and Palmolive Luminous Oils shower gel and Protex Herbal bar soap.

Hill’s Pet Nutrition (15% of Company Sales)

Hill’s Net sales increased 3.5% during second quarter 2018. Unit volume increased 1.0%, pricing increased 1.0% and foreign exchange was positive 1.5%. Volume gains in the United States and Australia were partially offset by volume declines in South Africa. Hill’s organic sales increased 2.0%.

Hill’s Operating profit decreased 2% in second quarter 2018 to $165 million, or 160 basis points to 27.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was due to a decrease in Gross profit and an increase in Other (income) expense, net, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Other (income) expense, net was due to the expiration of a foreign sales tax benefit.

Successful products contributing to sales in the U.S. include Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet i/d for digestive care, Hill’s Science Diet Youthful Vitality, Hill’s Science Diet Urinary and Hairball Control and Hill’s Science Diet Kitten.

Successful products contributing to sales internationally include Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet Metabolic + Urinary, Hill’s Prescription Diet k/d Early Stage, Hill’s Science Diet Youthful Vitality and Hill's Science Diet Kitten.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Effective January 1, 2018, as required, the Company adopted ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on a retrospective basis. As a result, for all periods presented, only the service related component of pension and other postretirement benefit costs is included in Operating profit. The non-service related components (interest cost, expected return on assets and amortization of actuarial gains and losses) are included in a new line item, “Non-service related postretirement costs,” which is below Operating profit. Adoption of this standard had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow. Refer to the Company’s website at http://www.colgatepalmolive.com for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the Global Growth and Efficiency Program, tax rates, U.S. tax reform, new product introductions or commercial investment levels, acquisitions, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2018 vs 2017 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the Global Growth and Efficiency Program and, as applicable, the benefit from a foreign tax matter (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2018 and 2017 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2018 and 2017 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018	2017(1)

Net sales	$3,886	$3,826

Cost of sales	1,585	1,526

Gross profit	2,301	2,300

Gross profit margin	59.2%	60.1%

Selling, general and administrative expenses	1,300	1,309

Other (income) expense, net	55	113

Operating profit	946	878

Operating profit margin	24.3%	22.9%

Non-service related postretirement costs	23	25

Interest (income) expense, net	35	24

Income before income taxes	888	829

Provision for income taxes	213	269

Effective tax rate	24.0%	32.4%

Net income including noncontrolling interests	675	560

Less: Net income attributable to noncontrolling interests	38	36

Net income attributable to Colgate-Palmolive Company	$637	$524

Earnings per common share
Basic	$0.73	$0.59
Diluted	$0.73	$0.59

Average common shares outstanding
Basic	871.7	883.8
Diluted	874.0	890.8

(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified certain amounts to a new line below Operating profit called Non-service related postretirement costs. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow.

Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018	2017(1)

Net sales	$7,888	$7,588

Cost of sales	3,179	3,019

Gross profit	4,709	4,569

Gross profit margin	59.7%	60.2%

Selling, general and administrative expenses	2,692	2,645

Other (income) expense, net	88	134

Operating profit	1,929	1,790

Operating profit margin	24.5%	23.6%

Non-service related postretirement costs	47	52

Interest (income) expense, net	70	47

Income before income taxes	1,812	1,691

Provision for income taxes	459	520

Effective tax rate	25.3%	30.8%

Net income including noncontrolling interests	1,353	1,171

Less: Net income attributable to noncontrolling interests	82	77

Net income attributable to Colgate-Palmolive Company	$1,271	$1,094

Earnings per common share
Basic(2)	$1.46	$1.24
Diluted(2)	$1.45	$1.23

Average common shares outstanding
Basic	873.5	884.2
Diluted	877.0	890.9

(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified certain amounts to a new line below Operating profit called Non-service related postretirement costs. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow.

Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2018, December 31, 2017 and June 30, 2017

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2018	2017	2017
Cash and cash equivalents	$833	$1,535	$1,241
Receivables, net	1,545	1,480	1,526
Inventories	1,254	1,221	1,199
Other current assets	540	403	589
Property, plant and equipment, net	3,908	4,072	3,930
Other assets, including goodwill and intangibles	4,570	3,965	4,095
Total assets	$12,650	$12,676	$12,580

Total debt	$6,865	$6,577	$6,519
Other current liabilities	3,596	3,397	3,767
Other non-current liabilities	2,378	2,459	2,206
Total liabilities	12,839	12,433	12,492
Total Colgate-Palmolive Company shareholders’ equity	(523)	(60)	(242)
Noncontrolling interests	334	303	330
Total liabilities and equity	$12,650	$12,676	$12,580

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$5,949	$5,024	$5,123
Working capital % of sales	(2.1)%	(2.0)%	(3.9)%

(1) Marketable securities of $83, $18 and $155 as of June 30, 2018, December 31, 2017 and June 30, 2017, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2018 and 2017

(Dollars in Millions) (Unaudited)

	2018	2017
Operating Activities
Net income including noncontrolling interests	$1,353	$1,171
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	258	226
Restructuring and termination benefits, net of cash	(14)	78
Stock-based compensation expense	47	53
Deferred income taxes	2	(64)
Voluntary benefit plan contributions	—	(57)
Cash effects of changes in:
Receivables	(200)	(64)
Inventories	(30)	9
Accounts payable and other accruals	(96)	(61)
Other non-current assets and liabilities	(23)	14
Net cash provided by operations	1,297	1,305

Investing Activities
Capital expenditures	(216)	(229)
Purchases of marketable securities and investments	(96)	(201)
Proceeds from sale of marketable securities and investments	19	114
Payment for acquisitions, net of cash acquired	(727)	—
Other	7	4
Net cash used in investing activities	(1,013)	(312)

Financing Activities
Principal payments on debt	(3,953)	(1,841)
Proceeds from issuance of debt	4,266	1,761
Dividends paid	(756)	(716)
Purchases of treasury shares	(696)	(660)
Proceeds from exercise of stock options	160	337
Net cash used in financing activities	(979)	(1,119)

Effect of exchange rate changes on Cash and cash equivalents	(7)	52
Net increase (decrease) in Cash and cash equivalents	(702)	(74)
Cash and cash equivalents at beginning of the period	1,535	1,315
Cash and cash equivalents at end of the period	$833	$1,241

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,297	$1,305
Less: Capital expenditures	(216)	(229)
Free cash flow before dividends	$1,081	$1,076

Income taxes paid	$468	$639

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2018 and 2017

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Sales
Oral, Personal and Home Care

North America	$824	$764	$1,651	$1,524
Latin America	933	1,002	1,862	1,926
Europe	620	584	1,268	1,142
Asia Pacific	674	663	1,433	1,383
Africa/Eurasia	243	241	498	487

Total Oral, Personal and Home Care	3,294	3,254	6,712	6,462

Pet Nutrition	592	572	1,176	1,126

Total Net Sales	$3,886	$3,826	$7,888	$7,588

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017(1)	2018	2017(1)
Operating Profit
Oral, Personal and Home Care

North America	$264	$255	$521	$502
Latin America	262	309	535	580
Europe	156	146	318	288
Asia Pacific	203	206	429	425
Africa/Eurasia	42	45	92	91

Total Oral, Personal and Home Care	927	961	1,895	1,886

Pet Nutrition	165	169	329	332
Corporate(2)	(146)	(252)	(295)	(428)

Total Operating Profit	$946	$878	$1,929	$1,790

Notes:
(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. As this standard was applied retrospectively, as required, the Company reclassified the non-service components from Operating profit to a new line below Operating profit called Non-service related postretirement costs. Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2018 includes charges of $58 related to the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the three months ended June 30, 2017 included charges of $141 related to the Global Growth and Efficiency Program.

Corporate Operating profit (loss) for the six months ended June 30, 2018 includes charges of $82 related to the Global Growth and Efficiency Program. Corporate Operating profit (loss) for the six months ended June 30, 2017 included charges of $186 related to the Global Growth and Efficiency Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2018 vs 2017

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	1.5%	0.5%	1.5%	0.5%	1.5%	—%	—%

Europe	6.0%	(1.0)%	2.5%	2.5%	2.5%	(3.5)%	7.0%

Latin America	(7.0)%	(1.5)%	(1.0)%	(1.0)%	(1.0)%	(0.5)%	(5.5)%

Asia Pacific	1.5%	—%	(1.0)%	(1.0)%	(1.0)%	1.0%	1.5%

Africa/Eurasia	1.0%	3.0%	2.0%	2.0%	2.0%	1.0%	(2.0)%

Total International	(1.0)%	(0.5)%	—%	—%	—%	(0.5)%	(0.5)%

North America(1)	8.0%	2.0%	7.0%	1.5%	7.0%	0.5%	0.5%

Total CP Products	1.0%	—%	1.5%	0.5%	1.5%	(0.5)%	—%

Hill’s	3.5%	2.0%	1.0%	1.0%	1.0%	1.0%	1.5%

Emerging Markets(2)	(3.0)%	(0.5)%	(0.5)%	(0.5)%	(0.5)%	—%	(2.5)%

Developed Markets	6.0%	1.0%	4.0%	1.5%	4.0%	(0.5)%	2.5%

Notes:
(1) The impact of the previously disclosed professional skin care acquisitions on as reported volume was 1.0% for Total Company and 5.5% for North America.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2018 vs 2017

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume	Incentives	Exchange

Total Company(1)	4.0%	1.0%	2.0%	1.0%	2.0%	—%	2.0%

Europe	11.0%	0.5%	3.5%	3.5%	3.5%	(3.0)%	10.5%

Latin America	(3.5)%	(0.5)%	(0.5)%	(0.5)%	(0.5)%	—%	(3.0)%

Asia Pacific	3.5%	—%	—%	—%	—%	—%	3.5%

Africa/Eurasia	2.5%	1.0%	(0.5)%	(0.5)%	(0.5)%	1.5%	1.5%

Total International	2.5%	—%	0.5%	0.5%	0.5%	(0.5)%	2.5%

North America(1)	8.5%	3.5%	8.0%	3.5%	8.0%	—%	0.5%

Total CP Products	4.0%	0.5%	2.0%	1.0%	2.0%	(0.5)%	2.5%

Hill’s	4.5%	1.5%	1.0%	1.0%	1.0%	0.5%	3.0%

Emerging Markets(2)	0.5%	—%	(0.5)%	(0.5)%	(0.5)%	0.5%	0.5%

Developed Markets	7.5%	2.0%	4.5%	2.5%	4.5%	(0.5)%	3.5%

Notes:
(1) The impact of the previously disclosed professional skin care acquisitions on as reported volume was 1.0% for Total Company and 4.5% for North America.
(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2018	2017
Gross profit, GAAP	$2,301	$2,300
Global Growth and Efficiency Program	5	21
Gross profit, non-GAAP	$2,306	$2,321

			Basis Point
Gross Profit Margin	2018	2017	Change
Gross profit margin, GAAP	59.2%	60.1%	(90)
Global Growth and Efficiency Program	0.1%	0.6%
Gross profit margin, non-GAAP	59.3%	60.7%	(140)

Selling, General and Administrative Expenses	2018	2017(1)
Selling, general and administrative expenses, GAAP	$1,300	$1,309
Global Growth and Efficiency Program	(10)	(17)
Selling, general and administrative expenses, non-GAAP	$1,290	$1,292

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2018	2017(1)	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	33.5%	34.2%	(70)
Global Growth and Efficiency Program	(0.3)%	(0.4)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	33.2%	33.8%	(60)

Other (Income) Expense, Net	2018	2017(1)
Other (income) expense, net, GAAP	$55	$113
Global Growth and Efficiency Program	(43)	(103)
Other (income) expense, net, non-GAAP	$12	$10

Operating Profit	2018	2017(1)	% Change
Operating profit, GAAP	$946	$878	8%
Global Growth and Efficiency Program	58	141
Operating profit, non-GAAP	$1,004	$1,019	(1)%

			Basis Point
Operating Profit Margin	2018	2017(1)	Change
Operating profit margin, GAAP	24.3%	22.9%	140
Global Growth and Efficiency Program	1.5%	3.7%
Operating profit margin, non-GAAP	25.8%	26.6%	(80)

Non-Service Related Postretirement Costs	2018	2017(1)
Non-service related postretirement costs, GAAP	$23	$25
Global Growth and Efficiency Program	(3)	(1)
Non-service related postretirement costs, non-GAAP	$20	$24

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Less: Income Attributable To Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$888	$213	$675	$38	$637	24.0%	$0.73
Global Growth and Efficiency Program	61	13	48	(3)	51	(0.2)%	0.06
Benefit from a foreign tax matter	—	15	(15)	—	(15)	1.6%	(0.02)
Non-GAAP	$949	$241	$708	$35	$673	25.4%	$0.77

	2017
	Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$829		$269	$560	$524	32.4%	$0.59
Global Growth and Efficiency Program	142		27	115	115	(1.9)%	0.13
Non-GAAP	$971		$296	$675	$639	30.5%	$0.72

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:

(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow.

Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2018	2017
Gross profit, GAAP	$4,709	$4,569
Global Growth and Efficiency Program	11	35
Gross profit, non-GAAP	$4,720	$4,604

			Basis Point
Gross Profit Margin	2018	2017	Change
Gross profit margin, GAAP	59.7%	60.2%	(50)
Global Growth and Efficiency Program	0.1%	0.5%
Gross profit margin, non-GAAP	59.8%	60.7%	(90)

Selling, General and Administrative Expenses	2018	2017(1)
Selling, general and administrative expenses, GAAP	$2,692	$2,645
Global Growth and Efficiency Program	(15)	(38)
Selling, general and administrative expenses, non-GAAP	$2,677	$2,607

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2018	2017(1)	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.1%	34.9%	(80)
Global Growth and Efficiency Program	(0.2)%	(0.5)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	33.9%	34.4%	(50)

Other (Income) Expense, Net	2018	2017(1)
Other (income) expense, net, GAAP	$88	$134
Global Growth and Efficiency Program	(56)	(113)
Other (income) expense, net, non-GAAP	$32	$21

Operating Profit	2018	2017(1)	% Change
Operating profit, GAAP	$1,929	$1,790	8%
Global Growth and Efficiency Program	82	186
Operating profit, non-GAAP	$2,011	$1,976	2%

			Basis Point
Operating Profit Margin	2018	2017(1)	Change
Operating profit margin, GAAP	24.5%	23.6%	90
Global Growth and Efficiency Program	1.0%	2.4%
Operating profit margin, non-GAAP	25.5%	26.0%	(50)

Non-Service Related Postretirement Costs	2018	2017(1)
Non-service related postretirement costs, GAAP	$47	$52
Global Growth and Efficiency Program	(7)	(2)
Non-service related postretirement costs, non-GAAP	$40	$50

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2018 and 2017

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2018
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Less: Income Attributable To Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$1,812	$459	$1,353	$82	$1,271	25.3%	$1.45
Global Growth and Efficiency Program	89	21	68	(3)	71	(0.1)%	0.08
Benefit from a foreign tax matter	—	15	(15)	—	(15)	0.8%	(0.02)
Non-GAAP	$1,901	$495	$1,406	$79	$1,327	26.0%	$1.51

	2017
	Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$1,691		$520	$1,171	$1,094	30.8%	$1.23
Global Growth and Efficiency Program	188		42	146	146	(0.9)%	0.16
Non-GAAP	$1,879		$562	$1,317	$1,240	29.9%	$1.39

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:

(1) The Company adopted ASU No. 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” on January 1, 2018. The adoption of this standard resulted in the non-service related postretirement costs being presented separately in the income statement from the service cost component and the non-service related postretirement costs no longer being included in Operating profit. The reclassification had no effect on Net income attributable to Colgate-Palmolive Company, Earnings per common share or Cash flow.

Refer to the Company’s website for reconciliations to previously reported amounts for all quarters of 2017 as well as for years 2017 and 2016.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

CONTACT:
Colgate-Palmolive Company
John Faucher 212-310-3653
Hope Spiller 212-310-2291